STATE OF ARKANSAS

                               DEPARTMENT OF STATE



                        KELLY BRYANT, SECRETARY OF STATE







                            ARTICLES OF INCORPORATION





                                       OF





                             PRODUCERS SUPPLY, INC.






                            Original Articles filed:
                                   May 9, 1975

                            ARTICLES OF INCORPORATION


                                       OF


                              PRODUCERS SUPPLY, INC



     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of Act 576 of the General Assembly of the State of Arkansas of 1965, known as "Arkansas Business Corporation Act", DOES HEREBY CERTIFY as follows:


FIRST: The name of this Corporation is:

                             PRODUCERS SUPPLY, INC.

SECOND: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted, or carried on by it are as follows:

To carry on the business of producing, refining, manufacturing, buying, selling, and transporting petroleum oils, greases, and other oils of every kind and description, and the products and by-products of petroleum oils, greases, and other oils, including personal property made in whole or in part therefrom or from products or by-products thereof;

To purchase, exchange, lease, or otherwise lawfully acquire, own, hold, develop, operate, and sell or otherwise dispose of mines, mineral claims, and rights to prospect for oils and other minerals or mineral substances, and to search and prospect for oils, minerals, and mineral substances of every kind and description;

To construct, purchase1 exchange, lease, or otherwise lawfully acquire, maintain, operate, and sell, lease, or otherwise dispose of wells, storage and other tanks, warehouses, pipes, tubing and piping, pipelines, tank cars, and other facilities and equipment for the production, manufacture, storage, sale, or transportation and distribution of petroleum oils, greases, and other oils and other mineral substances of every kind and description, and the products and by-products thereof;


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                                                                        Page Two

To store1 pump, and transport oils through pipes and pipe lines, or otherwise, for other persons as well as for the corporation;

To purchase, exchange, lease, or otherwise lawfully acquire, own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of, or deal in and with real and personal property of every class or description and rights and privileges therein wheresoever situate;

To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever;

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

     (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

     (b) letter patent, patent rights, patented processes, copy rights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

     (c) franchises, licenses, grants and concessions;

To purchase or otherwise acquire and to hold securities (which term, for the purpose of these Articles of Incorporation, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any other person, firm, association, corporation, or government or subdivision thereof; to make payment thereof or in any lawful manner, to exercise, as owner or holder of any such securities,

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                                                                      Page Three

any and all rights, powers and privileges in respect thereof; and to mortgage, pledge, sell, exchange, or otherwise dispose of any securities so held, but not to engage generally in the business of a stockbroker or dealer in securities;

To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation, or government or subdivision thereof;

To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Arkansas; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired;

To lend its uninvested funds or its credit, or both, from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine;

To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount, and to draw, make, accept, endorse, discount, execute, and issue bonds, promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired, or any other lawful objects, all subject, however, to the provisions of Section 8 of
Article 12 of the Constitution of the State of Arkansas;

To issue from time to time and sell the securities of the corporation in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Arkansas and by these Articles of Incorporation as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and good will of the corporation, then owned or thereafter acquired;

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                                                                       Page Four

To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock except from the surplus of its assets over its liabilities including capital; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly or counted for the purpose of any quorum;

To conduct its business in any and all of its branches and maintain offices, both within and without the State of Arkansas, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries;

To such extent as a corporation organized under the General Corporation Act of the State of Arkansas may now or hereafter lawfully do so, to do, either as principal or agent and either along or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more or the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the Business Corporation Act of the State of Arkansas or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article SECOND shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article SECOND, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided that nothing herein contained shall be construed as authorizing the corporation to carry on any business or exercise any power in the State of Arkansas, or in any other state, territory, or country, which under the laws thereof the corporation may not lawfully carry on or exercise therein.

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                                                                       Page Five

THIRD: The period of existence of this Corporation shall be perpetual.

FOURTH: The principal office or place of business of this Corporation ~hall be located at 808 Main Street, Stephens, Arkansas 71764.

FIFTH: The name of the Agent for Service of this Corporation is:

                                 Jay C. Wilson
                                808 Main Street
                           Stephens, Arkansas 71764.

SIXTH: The total amount of the authorized capital stock of this Corporation is 100,000 shares, having a par value of $1.00 per share.

SEVENTH: The amount of capital with which this Corporation will begin business is $50,000.00.

EIGHTH: The name and post office address of the incorporators and the number of shares of the capital stock subscribed by them are as follows:

Jay C. Wilson
Box 273
Stephens, Arkansas 71764

Beverly Johnson
533 W. Monroe Street
Magnolia, Arkansas 71753

NINTH: The number of directors constituting the initial board of directors shall be three and they shall serve as directors until the next annual meeting of shareholders or until their successors shall be elected and qualified.

25,000 shares
25,000 Shares

                                                                        Page Six

     IN WITNESS WHEREOF, we have hereunto set our hands on this 8th day of May, 1975.


                                                               /s/ Jay C. Wilson
                                                      --------------------------
                                                                   Jay C. Wilson


                                                             /s/ Beverly Johnson
                                                       -------------------------
                                                                 Beverly Johnson





                                 ACKNOWLEDGMENT



STATE OF ARKANSAS

COUNTY OF COLUMBIA



     BE IT REMEMBERED, that on this day came in person before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly commissioned and acting, Jay C. Wilson and Beverly Johnson, to me well known as the persons who executed the foregoing instrument of writing, and stated that they had executed the same for the consideration and purposes therein mentioned and set forth.

     WITNESS my hand and seal as such Notary Public on this the 8th day of May, 1975.





                                                                   Notary Public


My Commission expires:


CERTIFICATE

STATE OF ARKANSAS

COUNTY OF OHACHITA

     I, ED LIVINGSTON, County and Probate Clerk within and for the County and State aforesaid do hereby CERTIFY that the foregoing ARTICLES OF INCORPORATION are duly recorded in this office, Book M , Page 450. WITNESS my hand and seal on this the 13th day of May , 1975.


                                                                   ED LIVINGSTON
                                                       County and Probate Clerk